Exhibit 10.10

Confidential & Proprietary

ROYALTY AGREEMENT

This Royalty Agreement (“Agreement”) is entered into as of April 13, 2017 (the “Effective Date”), by and between Spinal Elements, Inc., a Delaware corporation (“SEI”), and Jason Blain, an individual with an address of 3875 Copper Crest Road, Encinitas, CA 92024 (“Blain”). SEI and Blain are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Blain and SEI (f/k/a Quantum Orthopedics, Inc.) are party to that certain employee proprietary information and inventions agreement dated as of August 9, 2004 (the “PI&I Agreement”);

WHEREAS, SEI and Blain are party to that certain Royalty Agreement dated as of November 30, 2004 (the “Royalty Agreement”) and that certain Right of First Refusal Agreement dated as of October 19, 2006 (“ROFR Agreement”), wherein SEI and Blain agreed, inter alia, that SEI would pay royalties to Blain with respect to sales of certain products;

WHEREAS, SEI, Blain, Amendia, Inc., a Georgia corporation (“Amendia”), and certain other parties, substantially concurrently with the execution of this Agreement, will enter into a certain Agreement and Plan of Merger (the “Merger Agreement”), wherein upon closing of the Merger Agreement (“Merger Closing”), SEI will become a wholly-owned subsidiary of Amendia;

WHEREAS, SEI and Blain are party to that certain Termination Agreement dated as of the date hereof, wherein SEI and Blain agreed, inter alia, to terminate the royalty obligations of the Royalty Agreement and the ROFR Agreement; and

WHEREAS, SEI and Blain intend to enter into a new agreement to pay royalties to Blain with respect to sales of certain products, as described more fully herein in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Definitions.

(a)

“Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company more than 50% of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, more than 50% of the voting stock of a party.

(b)

“First Commercial Sale” shall mean, with respect to any Product Line, the first sale for end use of any product within such Product Line after all required approvals with respect to such product have been granted by the applicable regulatory authority. The Parties agree that the First Commercial Sale for each Product Line, to the extent such First Commercial Sale has occurred prior to the Effective Date, is correctly set forth on Schedule A. For any Covered Product which has a First Commercial Sale following the Effective Date, SEI shall promptly notify Blain in writing of such First Commercial Sale and the location of such sale.

(c)

“Net Sales” shall mean the gross amounts invoiced by SEI, its Affiliates, and their respective licensees for sales of products to Third Parties, less the following items, as allocable to such products (if not previously deducted from the amount invoiced): (i) trade discounts, credits, or allowances; (ii) credits or allowances additionally granted upon returns, rejections, or recalls; (iii) freight and shipping charges (including transit insurance); (iv) taxes, duties, or other governmental tariffs (other than income taxes); (v) government mandated rebates, and (vi) offsets, write-offs, and bad debt.

(d)

“Patents” shall mean (i) all patents, certificates of invention, applications for certificates of invention, and patent applications, including, without limitation, patent applications under the Patent Cooperation Treaty and the European Patent Convention, and abandoned patent applications throughout the world, together with (ii) any renewal, division, continuation (in whole or in part), or continued prosecution applications of any of such patents, certificates of invention, and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing, and any foreign counterparts of any of the foregoing and any other patents and patent applications claiming priority back to any of the foregoing.

(e)

“Product Line” shall mean each of the following product categories, with each understood to specifically contain and be solely composed of the individual products and parts set forth on Schedule A: (i) Mosaic, (ii) Vertu, (iii) Lucent Lateral, (iv) Lucent Expandable, (v) ISP (Clutch), and (vi) Zip Tie (Karma). Any future modifications, improvements, or enhancements (collectively, “Improvements”) to the foregoing Product Lines, to the extent they are made to and incorporated within such systems, shall be included in the relevant Product Line and Blain will be entitled to royalty payments on the Net Sales of the products within the Product Line which incorporate such Improvements, pursuant to the terms of this Agreement.

(f)

“Royalty Term” shall mean, in the case of any Product Line, the period of time commencing on the First Commercial Sale with respect to such Product Line and ending upon the later of (i) 10 years after the date of First Commercial Sale with respect to such Product Line, or (ii) the expiration of the last to expire of the SEI Patents containing a Valid Claim claiming the manufacture, use or sale of such Product Line.

(g)

“SEI Patents” shall mean all Patents (both pending and issued) owned by SEI as of the Effective Date or during the term of this Agreement under which Blain is a named inventor, including, but not limited to, those Patents listed on the attached Schedule B.

(h)	“Third Party” shall mean any entity other than SEI, Amendia, Blain, or an Affiliate of SEI, Amendia, or Blain.

(i)

“Valid Claim” shall mean a claim of the SEI Patents, which claim has not lapsed, been cancelled or become abandoned and has not been declared invalid or unenforceable by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise.

2.

Royalty. SEI shall pay to Blain a royalty of worldwide Net Sales by SEI, Amendia, their Affiliates, and their respective licensees, solely of products listed on the attached Schedule A at the respective percentages indicated on Schedule A. Royalties under this section shall be payable on a product-by-product basis until expiration of the Royalty Term applicable to the Product Line containing such product. For the purposes of clarification, the Parties acknowledge that this Agreement does not create any express or implied obligation of SEI to pursue development or commercialization of any product or Product Line.

3.

Payment; Reports. Royalty payments and reports for the sale of products shall be calculated and reported for each calendar quarter. All royalty payments due to Blain under this Agreement shall be paid within 60 days of the end of each calendar quarter. Each payment of royalties shall be accompanied by a report of Net Sales of products in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of products sold, the gross sales and Net Sales of products, the royalties payable, and the method used to calculate the royalty.

4.

Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of royalty payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange used by SEI throughout its accounting system for such quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Blain, unless otherwise specified in writing by Blain.

5.

Income Tax Withholding. Blain will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by SEI, SEI will (a) deduct such taxes from the payment made to Blain, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Blain and certify its receipt by the taxing authority within 30 days following such payment.

6.

Audits. During the term of this Agreement and for a period of three years thereafter, SEI shall keep (and shall cause its Affiliates and licensees to keep) complete and accurate records pertaining to the sale or other disposition of products in sufficient detail to permit Blain to confirm the accuracy of all royalty payments due hereunder. Blain shall have the right to cause an independent, certified public accountant reasonably acceptable to SEI to audit such records to confirm Net Sales and royalties for a period covering not more than the preceding three years. Such audits may be exercised during normal business hours upon reasonable prior written notice to SEI. Prompt adjustments shall be made by the Parties to reflect the results of such audit. Blain shall bear the full cost of such audit unless such audit discloses an underpayment by SEI of more than 5% of the amount of royalties due under this Agreement, in which case, SEI shall bear the full cost of such audit and shall promptly remit to Blain the amount of any underpayment.

7.

Intellectual Property Rights. Blain acknowledges that the provisions of the PI&I Agreement remain in full force and effect and that, subject to Section 2.3 of the PI&I Agreement, all right, title, and interest in and to any and all inventions, whether or not patentable or registrable, made or conceived or reduced to practice or learned by Blain during the period of employment with SEI, either alone or jointly with others, shall be assigned to SEI or to a third party as directed by SEI.

8.	Representations and Warranties.

(a)

Mutual Representations and Warranties. Each Party represents and warrants to the other that: (i) it has full power and authority to enter into this Agreement and to carry out the provisions thereof; (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.

(b)

Disclaimer of Warranties. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

(c)

Limitation of Liability. EXEPT FOR PAYMENTS UNDER SECTION 2 OR LIABILITY FOR BREACH OF THE PI&I AGREEMENT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT; provided, however, that this Section 8(c) shall not be construed to limit SEI’s indemnification obligations under Section 10.

9.	Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the expiration of all royalty payment obligations hereunder.

10.	Indemnification.

(a)

Indemnification by SEI. SEI hereby agrees to save, defend, and hold Blain and his successors and assigns (each, a “Blain Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses, and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Blain Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of the development, manufacture, use, handling, storage, sale, or other disposition of any product by SEI, its Affiliates, and their respective licensees, except to the extent such Losses result from the gross negligence or willful misconduct of any Blain Indemnitee or the breach by Blain of any warranty, representation, covenant, or agreement made by Blain in this Agreement or the PI&I agreement.

(b)

Control of Defense. Any Blain Indemnitee entitled to indemnification under Section 10(a) shall give notice to SEI of any Losses that may be subject to indemnification promptly after learning of such Losses, and SEI shall assume the defense of such Losses with counsel reasonably satisfactory to the Blain Indemnitee. If such defense is assumed by SEI with counsel so selected, SEI will not be subject to any liability for any settlement of such Losses made by the Blain Indemnitee without SEI’s consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the Blain Indemnitee with respect to such Losses.

11.

Assignment. Blain may not assign this Agreement or any of his rights or obligations hereunder to a Third Party without the prior written consent of each of SEI and Amendia, with such consent not to be unreasonably withheld. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by SEI or Amendia without the prior written consent of Blain (which consent shall not be unreasonably withheld); provided, however, that SEI or Amendia may assign this Agreement and its rights and obligations hereunder without Blain’s consent: (a) in connection with the transfer or sale of all or substantially all of SEI or Amendia’s business to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets, or otherwise, or (b) to any Affiliate of SEI or Amendia. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

12.	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions.

13.

Waiver. Except as specifically provided for herein, the waiver from time to time by either party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such party’s rights or remedies provided under this Agreement.

14.

Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Upon such determination that any provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.

Entire Agreement; Amendment. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understanding sand agreements, both written and oral, with respect to such subject matter. Except as expressly set forth in this Agreement, no subsequent amendment, modifications, or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

16.

Prevailing Party. If any dispute arises between the Parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive such prevailing party’s reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which such prevailing party may be entitled.

17.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the Effective Date.

SPINAL ELEMENTS, INC.

By:	/s/ Christopher Anderson
Name: Christopher Anderson
Title: Vice President

JASON BLAIN

[Signature Page to Royalty Agreement – Blain]

Confidential & Proprietary

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the Effective Date.

SPINAL ELEMENTS, INC.

By:
Name:
Title:

JASON BLAIN

/s/ JASON BLAIN